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EXHIBIT 23.1
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                    [LETTERHEAD OF BRICKER & MELTON, P.A.]

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Rockdale National Bancshares, Inc.


           We consent to the use in this Form 10-KSB of our report dated January 30, 1998, relating to the consolidated statements of financial condition of Rockdale National Bancshares, Inc. and the related consolidated statements of income (loss), shareholders' equity, and cash flows for the period from inception to December 31, 1997.



                                               /s/ Bricker & Melton, P.A.

                                               Bricker & Melton, P.A.

Duluth, Georgia
March 26, 1998